UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 17, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 9.     Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities), the holding company for Southern Community Bank and Trust, announced today that it had made a presentation on June 17, 2003 at the 2003 Northeast Super-Community Bank Conference in Boston, Massachusetts. In the presentation and in response to questions from the attendees, the company indicated that it expected its loan growth to exceed $100 million this year, and as the Bank’s loan growth levels off over the next two to three years, for its Return on Equity to increase into the double digits and its Return on Average Assets to move upward toward 1.0%. The company also indicated that in the same two to three year time frame, it expected its efficiency ratio to decrease under 60%.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c):     Exhibits

Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: /s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date: June 20, 2003